Exhibit 10.103

NEW CENTURY MORTGAGE CORPORATION
NC CAPITAL CORPORATION
Seller

AND

CDC MORTGAGE CAPITAL INC.
Buyer

AMENDMENT NO. 1
Dated as of August 31, 2001

TO

MASTER REPURCHASE AGREEMENT
Dated as of July      , 2001

    AMENDMENT NO. 1 (this "Amendment"), dated as of August  , 2001, by and among New Century Mortgage Corporation ("NCMC"), NC Capital Corporation ("NCCC" and, together with NCMC, the "Seller"), and CDC Mortgage Capital Inc. ("Buyer"), to the Master Repurchase Agreement dated as of July 19, 2001 by and among Seller and Buyer (the "Agreement").

    All capitalized terms not otherwise defined herein are defined in the Agreement.

RECITALS

    WHEREAS, Seller and Buyer have entered into Agreement;

    WHEREAS the Seller has requested the Buyer to agree to amend certain provisions of the Agreement as set forth in this Amendment. The Buyer hereto is willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amendment.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

    NOW, THEREFORE, the parties hereby agree that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyers and Seller agree as follows:

    SECTION 1.  Amendments.

    (a) Section 1 of the Agreement is hereby amended by deleting the definition of "Payment Date" and substituting in lieu thereof:

    "Payment Date" shall mean the tenth (10 th) day of each month or if such day is not a Business Day, the following Business Day."

    (b) Section 4(a) of the Agreement is hereby amended by deleting the second sentence thereof and substituting in lieu thereof a sentence to read in its entirety as follows:

    "If Buyer delivers a Margin Deficit Notice to Seller on or prior to 7 p.m. (New York time) on any Business Day, then Seller shall transfer Additional Purchased Assets to Buyer no later than 5 p.m. (New York time) the following Business Day."

    (c) Section 11 of the Agreement is hereby amended by deleting clause (n) thereof and substituting in lieu thereof a new clause (n) to read in its entirety as follows:

    "(n) Minimum Liquidity. Seller will not permit the sum of (a) Cash plus (b) the lesser of the Borrowing Base (as defined therein) of the USB Financing Facility and the Commitment Amounts (as defined therein) of the USB Financing Facility minus, in either case, the outstanding principal balance of all Loans thereunder (as defined therein), plus (c) the lesser of eighty percent (80%) of the receivables related to the sale or transfer of NCMC's or NCCC's interest in any Servicing Contract, or $5,000,000, to (i) be less than $10,000,000 as of the end of any month or (ii) remain less than $10,000,000 for more than ten (10) calendar days after giving effect to any mandatory prepayment of principal (or the equivalent) under any Residual Financing Agreement."

    SECTION 2.  Ratification of Agreement.

    As amended by this Amendment, the Agreement is in all respects ratified and confirmed and the Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

    SECTION 3.  Representations and Warranties.  To induce the Seller to enter into this Amendment, the Seller hereby represents and warrants to the Seller that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Agreement and the other Repurchase Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

    SECTION 4.  No Other Amendments.  Except as expressly amended hereby, the Agreement and the other Repurchase Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

    SECTION 5.  Expenses.  The Seller agrees to pay and reimburse the Buyer for all of the out-of-pocket costs and expenses incurred by Seller in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft, counsel to the Seller.

    SECTION 6.  GOVERNING LAW.

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

    SECTION 7.  Counterparts.

    This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CDC MORTGAGECAPITAL INC., as Buyer under the Agreement	NEW CENTURY MORTGAGE CORPORATION, as Seller under the Agreement
By:	By:	/s/ Patrick Flanagan
Name:	Name
Title:	Title:	Executive Vice President
By:	NC CAPITAL CORPORATION,
Name: Title:	as Seller under the Agreement
	By:	/s/ Patrick Flanagan
Name:
	Title:	President

    The undersigned guarantor hereby consents and agrees to the foregoing Amendment:

NEW CENTURY FINANCIAL CORPORATION
By:	/s/ Patrick Flanagan Name: Title: Executive Vice President